As filed with the Securities and Exchange Commission on September 11, 2017

Registration Statement No. 333-148678

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________

ESPEY MFG. & ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New York	14-1387171
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

233 Ballston Avenue

Saratoga Springs, New York 12866

(Address of Principal Executive Offices, including zip code)

Espey Mfg. & Electronics Corp. 2007 Stock Option and Restricted Stock Plan

(Full title of the plan)

Patrick T. Enright, Jr.

President and Chief Executive Officer

233 Ballston Avenue

Saratoga Springs, New York 12866

(518) 584-4100

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Lawrence A. Goldman, Esq.

Gibbons P.C.

One Gateway Center

Newark, New Jersey 07102

(973) 596-4500

Explanatory Note

Espey Mfg. & Electronics Corp., a New York corporation (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 15, 2008 (Registration No. 333-148678) (the “2007 Plan Registration Statement”). The 2007 Plan Registration Statement registered 400,000 shares of the Company’s common stock (the “Common Stock”) for issuance, offer or sale pursuant to the Company’s 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”).

The 2007 Plan expired on August 16, 2017. No further grants of options will be made under the 2007 Plan. Of the 400,000 shares registered under the 2007 Plan Registration Statement, 156,550 shares (the “Unutilized Shares”) are not subject to outstanding grants of stock options awards and remain available for issuance.

The Unutilized Shares are hereby deregistered. The 2007 Plan Registration Statement otherwise continues in effect as to the balance of the shares of Common Stock remaining available for issuance, offer or sale pursuant thereto upon and following the exercise of options previously granted or stock awards previously made under the 2007 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Saratoga Springs, State of New York, on this 11th day of September, 2017

ESPEY MFG. & ELECTRONICS CORP.

By:	/s/ Patrick T. Enright, Jr.
Patrick T. Enright, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick T. Enright, Jr.	President and Chief Executive	September 11, 2017
Officer

/s/ Howard Pinsley	Chairman of the Board	September 11, 2017
Howard Pinsley

/s/ Barry Pinsley*	Director	September 11, 2017
Barry Pinsley

/s/ Michael W. Wool*	Director	September 11, 2017
Michael W. Wool

/s/ Alvin O. Sabo*	Director	September 11, 2017
Alvin O. Sabo

/s/ Carl Helmetag*	Director	September 11, 2017
Carl Helmetag

/s/ Paul J. Corr*	Director	September 11, 2017
Paul J. Corr

/s/ David O’Neil	Principal Accounting Officer	September 11, 2017
David O’Neil

*By Howard Pinsley Attorney in Fact